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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-64599 of Telemundo Group, Inc. and subsidiaries on Form S-3 of our report dated March 22, 1995, appearing in the Annual Report on Form 10-K of Telemundo Group, Inc. for the year ended December 31, 1994 and also appearing in this Prospectus, which is part of this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Miami, Florida

February 5, 1996